Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint Janet M. Link and Donald J. Riccitelli, his or her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933, as amended, concerning the Registrant’s common stock, par value $2.50 per share, to be offered in connection with certain stock option compensation plans of the Registrant and its subsidiaries, including the Stanley Black & Decker, Inc. 2024 Omnibus Award Plan, (b) any and all amendments and supplements to the Form S-8 Registration Statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (c) other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities listed below.

Signature	Title

/s/ Donald Allan, Jr.	President, Chief Executive Officer and Director
Donald Allan, Jr.	(Principal Executive Officer)

Executive Vice President and Chief Financial Officer
Patrick D. Hallinan	(Principal Financial Officer)

Chief Accounting Officer
Scot Greulach	(Principal Accounting Officer)

/s/ Andrea J. Ayers	Director
Andrea J. Ayers

/s/ Susan K. Carter	Director
Susan K. Carter

/s/ Debra A. Crew	Director
Debra A. Crew

/s/ Michael D. Hankin	Director
Michael D. Hankin

/s/ Robert J. Manning	Director
Robert J. Manning

/s/ Adrian V. Mitchell	Director
Adrian V. Mitchell

/s/ Jane M. Palmieri	Director
Jane M. Palmieri

/s/ Mojdeh Poul	Director
Mojdeh Poul